Exhibit 4

SUBSCRIPTION AGREEMENT
CLASS A PREFERRED UNITS
IN
THE CHOSEN, LLC

This Subscription Agreement relates to my/our agreement to purchase $_______ (the “Subscription Price”) of Class A Preferred Units of membership interest (the “Units”) to be issued by The Chosen, LLC (the “Company”), subject to the terms, conditions, acknowledgments, representations and warranties stated herein and in the Final Offering Circular for the sale of the Units, dated ____________, as the same may be supplemented or amended (collectively, the “Circular”). Capitalized terms used but not defined herein shall have the meanings given to them in the Circular.

I understand that if I wish to purchase Units, I must complete this Subscription Agreement and submit the applicable Subscription Price in accordance with the instructions set forth in the Circular and on the Company’s website: thechosen.tv. I understand that the base purchase price per Unit is $1.00 and that the Company may issue bonus Units to me based upon when I subscribe (including funding my Subscription Price). Bonus Units will be issued as described in the Circular.

In order to induce the Company to accept this Subscription Agreement for Units and as further consideration for such acceptance, I hereby make, adopt, confirm and agree to all of the following covenants, acknowledgments, representations and warranties with the full knowledge that the Company and its affiliates will expressly rely thereon in making a decision to accept or reject this Subscription Agreement.

1. Investor Information    (You must include a permanent street address even if your mailing address is a P.O. Box.)

Individual/Beneficial Owner: (Please print name(s) to whom shares are to be registered.)

First, Middle, Last Name:	Social Security #:	Date of Birth:
Street Address:	City:	State:	Zip Code:
Daytime Phone #:	If Not a US Citizen, Specific Country of Citizenship:
E-mail Address:

Joint-Owner/Minor: (If applicable.)

First, Middle, Last Name:	Social Security #:	Date of Birth:
Street Address:	City:	State:	Zip Code:
Daytime Phone #:	If Not a US Citizen, Specific Country of Citizenship:

Corporation/Partnership/Other:

Entity Name:	Tax ID #:	Date of Entity Formation:
Name of Officer(s), General Partner or other Authorized Person(s):
Street Address:	City:	State:	Zip Code:

2. Type of Ownership    (Select only one.)

Non-Custodial Ownership

☐	Individual - One signature required.
☐	Joint Tenants with Rights of Survivorship All parties must sign.
☐	Community Property - All parties must sign.
☐	Tenants in Common - All parties must sign.
☐	Uniform Gift to Minors Act - State of ______
Custodian signature required.
☐	Uniform Transfer to Minors Act - State of _______ . Custodian signature required.
☐	Qualified Pension or Profit Sharing Plan
☐	Trust
☐	Corporation .
☐	Partnership
Authorized signature(s) required.
☐	Other (Specify) – _________________________ Include title and signature pages.

Custodial Ownership

☐	Traditional IRA - Owner and custodian signatures required.
☐	Roth IRA - Owner and custodian signatures required.
☐	Simplified Employee Pension/Trust (SEP) -
Owner and custodian signatures required.
☐	KEOGH - Owner and custodian signatures required.
☐	Other - ________________________________
Owner and custodian signatures required.

Custodian Information (To be completed by custodian.)

Name of Custodian:

Mailing Address:

City:

State: Zip Code:

Custodian Tax ID #:

Custodian Account #:

Custodian Phone #:

3. Investor Eligibility Certifications
(i)
I understand that to purchase Units, I must either be an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), OR, I must limit my investment in the Units to a maximum of 10% of my net worth or annual income, whichever is greater, if I am a natural person; or

(ii)	10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year, if I am a non-natural person.

I understand that if I am a natural person I should determine my net worth for purposes of these representations by calculating the difference between my total assets and total liabilities. I understand this calculation must exclude the value of my primary residence and may exclude any indebtedness secured by my primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Units.

INITIALS _____
I hereby represent and warrant that I meet the qualifications to purchase Units because I am one of the following:

a natural person, and the Subscription Price for the Units I am purchasing in the
Offering does not exceed 10% of my net worth or annual income, whichever is greater;

_____

a non-natural person, and the Subscription Price for the Units I am purchasing in the Offering does not exceed 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year; or

_____	an accredited investor.

4. I understand that the Company reserves the right to, in its sole discretion, accept or reject this subscription, in whole or in part, for any reason whatsoever, and to the extent not accepted, unused funds transmitted herewith shall be returned to the undersigned in full, with no interest accrued thereon.

5. I have received the Circular .

6. I accept the terms of the Certificate of Registration of The Chosen, LLC (included as an exhibit to the Offering Statement on Form 1-A of which the Circular is a part, as the same may be amended (the “Offering Statement”)).

7. I am purchasing the Units for my own account.

8. I hereby represent and warrant that I am not, and am not acting as an agent, representative, intermediary or nominee for any person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

9. Operating Agreement. I accept the terms and conditions of the Amended and Restated Operating Agreement of the Company attached as Exhibit 2(b) to the Offering Statement, as the same may be amended (the “Operating Agreement”) as a condition to the purchase made hereunder, and my signature to this Subscription Agreement also constitutes my signature and agreement to the Operating Agreement.

10. If I am not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), I represent that I have satisfied myself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Units. My subscription and payment for and continued beneficial ownership of the Units will not violate any applicable securities or other laws of my jurisdiction.

11. The representations, warranties and covenants made by me in this Agreement shall survive my investment in the Company and the closing of the Offering. 12. Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement’s electronic signature include your signing this Agreement below by typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement will be available to both you and the Company, so they can store and access it at any time, and it will be stored and accessible on with the company appointed service provider that is licensed and regulated to safeguard shareholder records. You and the Company each hereby consents and agrees that electronically signing this Agreement constitutes your signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and such transaction shall be considered authorized by you. You agree your electronic signature is the legal equivalent of your manual signature on this Subscription Agreement you consent to be legally bound by this Subscription Agreement's terms and conditions. Furthermore, you and the Company each hereby agrees that all current and future notices, confirmations and other communications regarding this Subscription Agreement specifically, and future communications in general between the parties, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients spam filters by the recipients email service provider, or due to a recipient’s change of address, or due to technology issues by the recipients service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

Your Consent is Hereby Given: By signing this Subscription Agreement electronically, you are explicitly agreeing to receive documents electronically including your copy of this signed Subscription Agreement as well as ongoing disclosures, communications and notices.

By making the foregoing representations you have not waived any right of action you may have under federal or state securities law. Any such waiver would be unenforceable. The company will assert your representations as a defense in any subsequent litigation where such assertion would be relevant. This subscription agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Utah without giving effect to the principles of conflict of laws.

SIGNATURES:

THE UNDERSIGNED HAS THE AUTHORITY TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON BEHALF OF THE PERSON REGISTERED ABOVE.

Executed this __ day of _______, 20__.

PLEASE TYPE YOUR NAME TO SIGN

______________________________
Signature (Investor or authorized signatory)
Dated: __________, 20___

______________________________
Joint Signature (Investor, or authorized signatory)
Dated: ___________, 20___

SUBSCRIPTION ACCEPTED

THE CHOSEN, LLC,
a Utah limited liability company

By: _____________________________ (signature may be typed)
Its: _____________________________
Date: ___________________________